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                                                                    Exhibit 99.8




                                    June 9, 1998


IDB Holding Corporation Ltd.
"The Tower"
3 Daniel Frisch Street
Tel Aviv, Israel

Gentlemen:

      Pursuant to Rule 13d-1(f)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees that IDB Holding Corporation Ltd. ("IDB Holding") may file as necessary on behalf of the undersigned with the Securities and Exchange Commission a Schedule 13D or
Schedule 13G and any amendments thereto in respect of shares of Fundtech Ltd. purchased, owned or sold from time to time by the undersigned.

      IDB Holding is hereby authorized to file a copy of this letter as an exhibit to said Schedule 13D or Schedule 13G or any amendments thereto.

                                    Very truly yours,


                                    /s/ ELAINE RECANATI
                                    -------------------
                                    Elaine Recanati

Agreed: IDB Holding Corporation Ltd.

        By: /s/ JAMES I. EDELSON
            ----------------------
            James I. Edelson, U.S.
            Resident Secretary





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